REGISTRATION NO._______

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                 PRE-EFFECTIVE AMENDMENT #1
                             TO
                          FORM SB-2
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933

                         XIANG, INC.
    (Exact name of small business issuer in its charter)

Colorado                          5499                 98-0219211
(State or other jurisdiction of  (primary standard   (I.R.S. Employer
incorporation or organization)   industrial code)     Identification
                                                         Number)

                         XIANG, INC.
                    404 Scott Point Drive
    Salt Spring Island, British Columbia V8K 2R2, CANADA
                       (250) 537-5732
    (Address and telephone number of principal executive
                          offices)

Agent for
Service:                                  With a Copy to:
Inge L. E. Kerster, President
Xiang, Inc.                               Arthur J. Frost Ltd.
404 Scott Point Drive                    7549 Heatherbrae Drive
Salt Spring Island, BC V8K 2R2, CANADA   Phoenix, Arizona 85033
(250) 537-5732                            (623) 849-2050

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale to the
                           public:
   As soon as practicable after the effective date of this
                   Registration Statement.

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities
Act, check the following box and list the Securities Act
Registration Statement number of the earlier effective
Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

This Registration Statement is being amended in the interests of assuring that the investing public has easy and correct access to all of the information concerning the Company.

The original filing was inadvertently labeled XAING instead of the correct XIANG. It is recommended that you use the ten-digit number 0001122999 to insure correct access at all times.


Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Ganges, Salt Spring Island, British Columbia, Canada on October 6, 2000.

Xiang, Inc.

/S/  Inge L. E. Kerster
     Inge L. E. Kerster, President, Treasurer and Director    October 3,
                                                              2000

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                  Title                                 Date

/S/ Inge L. E. Kerster    President, Treasurer and Director  October 6,
    Inge L. E. Kerster                                       2000

/S/  Anthony V. Feimann  Secretary and Director              October 6,
                                                             2000